EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: April 20, 2004

a.	Aggregate Amount of Collections	$361,759,276.55
	Aggregate Amount of Non-Principal Collections	$2,437,080.22
	Aggregate Amount of Principal Collections	$359,322,196.33
	Pool Balance	$879,610,167.65
	Residual Participation Amount	$379,610,167.65
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	56.84%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$501,458.33
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$501,458.33
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$733,008.47
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$99,209,029.73
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER

16-Apr-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days

Current Interest Period	3/22/2004	4/19/2004	29

Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$899,448,164.00
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$99,209,029.73
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$88,551,847.75
Incremental Subordinated Amount (previous period)	$40,606,642.27

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00

Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00

Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00

1-month LIBOR Rate (annualized)	1.0900000%
Certificate Coupon (annualized)	1.2450%
Prime Rate (annualized)	4.0000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.1650000%

TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$857,228,996.40
Pool Balance at the Ending of Period	$879,610,167.65
Average Aggregate Principal Balance	$868,419,582.03
Aggregate Principal Collections	$359,322,196.33
New Principal Receivables	$381,703,367.58
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00

MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.59%
Weighted Average Interest Rate	3.41%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$53,455,088.00
Used Vehicle Percentage	6.077%
Used Vehicle Percentage During Last Collection Period	5.959%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$37,410,352.00
Largest Dealer Percentage	4.364%
Aggregate Principal Amount of Receivables of Dealers over 2%	$82,293,230.40

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$361,759,276.55
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,437,080.22
Investment Proceeds	$2,594.42
Aggregate Amount of Principal Collections	$359,322,196.33
Asset Receivables Rate	1.647%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A

PAYMENT RATE INFORMATION
Monthly Payment Rate	41.38%
Previous Collection Period Monthly Payment Rate	31.79%
Monthly Payment Rate 2 collection periods ago	35.90%
3-month Average Payment Rate	36.36%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$501,458.33
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$467,193.35

DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER	Page 2

16-Apr-04

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections	Accrual	Distribution
From:	22-Mar-04
To:	19-Apr-04
Days:	29
LIBOR Rate(1 month)	1.0900000%
Series #	1 Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance
	Trust		$500,000,000.00	$99,209,029.73	N/A	$619,209,029.73
1	Series 2000-1	100.00%	$500,000,000.00	$99,209,029.73	104.00%	$619,209,029.73	$500,000,000.00

VW CREDIT, INC. — SERVICER	Page 3

16-Apr-04

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.410%
Invested Amount	$500,000,000.00	LIBOR	1.090%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.245%
Required Subordinated Amount	$99,209,029.73	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.165%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$99,209,029.73	$0.00
Floating Allocation Percentage	56.84%	56.84%
Principal Allocation Percentage	N/A	N/A

Principal Collections	$359,322,196.33	$359,322,196.33	N.A.	N.A.
New Principal Receivables	$381,703,367.58	$381,703,367.58	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$99,209,029.73	$0.00
Floating Allocation Percentage	56.84%	56.84%

Non-Principal Receivables

Non-Principal Collections	$1,385,318.35
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,594.42

VW CREDIT, INC. — SERVICER	Page 4

16-Apr-04

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$88,551,847.75	$96,291,914.03
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$88,551,847.75	$96,291,914.03
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$51,263,824.25	$40,606,642.27
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$99,209,029.73	$88,551,847.75

Overconcentration Amount	$82,293,230.40	$63,526,773.94

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,437,080.22	$2,461,614.39
Noteholder Non-Principal Collections	$1,385,318.35	$1,435,797.44
Residual Interestholder Non-Principal Collections	$1,051,761.87	$1,025,816.95
Investment Proceeds	$2,594.42	$2,427.00
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,189,674.64	$4,214,041.39

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$733,008.47	$714,357.50
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67